Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-298278) of Fast Finance Pay Corp. of our report dated May 13, 2026, relating to the consolidated financial statements of Fast Finance Pay Corp., appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Boston, Massachusetts

September 18, 2026